Exhibit 10.1
DEXCOM, INC.
AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN
(Adopted by the Board on March 7, 2025)
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.SHARES SUBJECT TO THE PLAN.
2.1.Number of Shares Available. Subject to Sections 2.2, 2.5, and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the Amendment and Restatement Effective Date is (i) 3,400,000 additional Shares plus (ii) such Shares that remain available for grant and issuance immediately prior to the Amendment and Restatement Effective Date.
2.2.Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under this Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under this Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under this Plan. Shares used to pay the exercise price of an Award, Shares withheld to satisfy the tax withholding obligations related to an Award or Shares repurchased by the Company for any reason other than Shares repurchased at their original issue price including for the payment of an Option Exercise Price, in each case, will not become available for future grant or sale under this Plan. Except as set forth above, any Awards granted, including but not limited to Awards granted as SARs, shall reduce the number of Shares granted on a one-for-one Share for Share basis and any Shares withheld shall not again be made available for Awards under the Plan. To the extent that any Award is forfeited, repurchased or terminates without Shares being issued, Shares may again be available for issuance under this Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3.Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4.Limitations. No more than 14,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5.Adjustment of Shares. If the number of outstanding Shares is changed by an extraordinary cash dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under this Plan set forth in Sections 2.1 and 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.4, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 or to a Non-Employee Director in Section 12 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up (down in the case of ISOs) to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.
2.6.Vesting. Awards shall not provide for any vesting prior to at least twelve (12) months from grant. Notwithstanding the foregoing, the Committee may permit (i) acceleration of vesting of Awards in the event of the Participant’s death or Disability, a Corporate Transaction, or any other circumstance, and (ii) the vesting of Awards on any basis prior to twelve (12) months from grant representing up to an aggregate of five percent (5%) of the Shares reserved and available for grant under the Plan.
3.ELIGIBILITY. ISOs may be granted only to an eligible Employee. All other Awards may be granted to an eligible Employee, Consultant, Director or Non-Employee Director; provided such Consultant, Director or Non-Employee Director renders bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to be granted more than 4,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that a new Employee (including a new Employee who is also an officer or director of the Company or any Parent, Subsidiary or Affiliate) is eligible to be granted up to a maximum of 8,000,000 Shares in the calendar year in which such Employee commences employment.
4.ADMINISTRATION.
4.1.Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan; provided that, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)select persons to receive Awards;
(d)determine the form and terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, subject to Section 5.4, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case, on such factors as the Committee will determine;
(e)determine the number of Shares or other consideration subject to Awards;
(f)determine the Fair Market Value and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)grant waivers of Plan or Award conditions;
(i)determine the vesting, exercisability and payment of Awards;
(j)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)determine whether an Award has been earned;
(l)determine the terms and conditions of any, and to institute any Exchange Program approved by stockholders;
(m)reduce or waive any criteria with respect to Performance Factors;
(n)adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles;
(o)adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan and any country addenda to the Award Agreements) relating to the operation and administration of this Plan to accommodate grants to Participants residing outside of the United States and comply with the requirements of local law and procedures;
(p)impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including a prohibition on the ability to exercise any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience;
(q)make all other determinations necessary or advisable for the administration of this Plan; and
(r)delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.
4.2.Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under this Plan. Any dispute regarding the interpretation of this Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3.Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4.Documentation. The Award Agreement for a given Award, this Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5.Foreign Award Recipients. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws and practices in countries other than the United States in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by this Plan; (ii) determine which individuals outside the United States are eligible to participate in this Plan, which may include individuals who provide services to the Company, or its Subsidiaries or Affiliates under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals who are located outside the United States or who are foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent determined necessary or advisable by the Committee and provided that no such subplans and/or modifications shall increase the Share limitations contained in Section 2.1 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Award shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.
5.OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable, granted to an eligible Employee, Consultant or Director. All Options shall be granted pursuant to an Award Agreement.
5.1.Terms of Options. Each Option granted under this Plan will be identified as an Incentive Stock Options within the meaning of the Code (“ISO”) or a Nonqualified Stock Option (“NSO”). Applicable conditions may be based on completion of a specified number of years of Service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of an Option that is being earned upon satisfaction of performance goals based on Performance Factors, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be earned by the Participant. Performance Periods may overlap, and a Participant may participate simultaneously with respect to Options that are subject to different Performance Periods and having performance goals based on different Performance Factors and other criteria.
5.2.Date of Grant. An Option’s date of grant will be that date on which the Committee makes the determination to grant such Option, or any such future date specified by the Committee. The Award Agreement will be delivered to the Participant within a reasonable time after the date of grant.
5.3.Exercise Period. Subject to Section 2.6, Options will vest and be exercisable within the times or upon the conditions as set forth in the Award Agreement; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date of grant; and provided further, that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to vest and be exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.

5.4.Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 of this Plan, the Award Agreement and any procedures established by the Company.
5.5.Method of Exercise. Any Option granted hereunder will vest and be exercisable at such times and under such conditions as determined by the Committee and set forth in the Award Agreement, subject to the terms and conditions of this Plan. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised plus payment or provision for applicable withholding taxes. Shares issued upon exercise of an Option will be issued in the name of the Participant. Notwithstanding the exercise of the Option, until such time as the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of this Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(a)Termination of Service. Except as otherwise set forth in the Award Agreement, if the Participant’s Service terminates for any reason except a termination by the Company for Cause or because of the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates, no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.
(b)Death. Except as otherwise set forth in the Award Agreement, if the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates for any reason except a termination by the Company for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)Disability. Except as otherwise set forth in the Award Agreement, if the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
(d)Cause. If the Participant is terminated by the Company for Cause, then Participant’s Options shall expire on the date Service terminates, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in this Plan.

5.6.Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent a Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.7.Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be so evaluated in the order in which they were granted, beginning with the grant first in time. The Fair Market Value of the Shares will be determined as of the Option’s date of grant. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.8.Modification, Extension or Renewal. Subject to the limitations on repricing contained in Section 18, the Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, materially impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.
5.9.Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.
5.10.No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
5.11.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
6.RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell Shares subject to restrictions (“Restricted Stock”) to an eligible Employee, Consultant, or Director. The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions applicable to the Shares and all other terms and conditions of the Restricted Stock Award, subject to this Plan.
6.1.Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price plus payment or provision for applicable withholding taxes, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.2.Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value but not less than the par value of the Shares on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of this Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3.Terms of Restricted Stock Awards. Subject to Section 2.6, Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. Applicable restrictions may be based on completion of a specified number of years of Service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of a Restricted Stock Award that is being earned upon satisfaction of performance goals based on Performance Factors, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be earned by the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having performance goals based on different Performance Factors and other criteria. For avoidance of doubt, a Performance Period should be at least one year.
6.4.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
7.STOCK BONUS AWARDS. A Stock Bonus Award is an award of Shares made to an eligible Employee, Consultant, or Director in consideration for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary, as permitted by law. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.1.Terms of Stock Bonus Awards. Subject to Section 2.6, the Committee will determine to whom a Stock Bonus Award will be made, the number of Shares under the Stock Bonus Award, the restrictions, if any, applicable to such Shares and all other terms and conditions of the Stock Bonus Award, subject to this Plan. Applicable restrictions may be based upon completion of a specified number of years of Service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of any Stock Bonus Award that is being earned upon satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap, and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.
7.2.Form of Payment to Participant. As determined in the sole discretion of the Committee, a Stock Bonus Award may be paid in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value (as of the date of payment) of the Shares earned under such Stock Bonus Award.
7.3.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
8.STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.1.Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may be not less than Fair Market Value or the par value of the Shares. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Award Agreement. Prior to the grant of any SAR that is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.
8.2.Exercise Period and Expiration Date. Subject to Section 2.6, a SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.3.Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.4.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
9.RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.1.Terms of RSUs. Subject to Section 2.6, the Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Award Agreement. Prior to the grant of any RSU that is being earned upon satisfaction of performance goals, the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.
9.2.Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
10.PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee or Consultant, of Performance Shares or a cash bonus denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.1.Terms of Performance Awards. Subject to Section 2.6, the Committee will determine the terms of a Performance Award including, without limitation: (a) the number of Shares or amount of cash subject to the Performance Award; (b) the time or times during which the Performance Award may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s termination of Service on each Performance Award. A Performance Award may be awarded upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Award Agreement. Prior to the grant of any Performance Award that is being earned upon satisfaction of performance goals, the Committee will: (x) determine the nature, length and starting date of any Performance Period for the Performance Award; (y) select from among the Performance Factors to be used to measure such performance goals, if any; and (z) determine the number of Shares deemed subject to the Performance Award. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria. For avoidance of doubt, a Performance Period shall be at least 12 months.
10.2.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
11.PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth or prohibited in the applicable Award Agreement):
(a)by surrender of Shares held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Award will be exercised or settled;
(b)by consideration received by the Company pursuant to a broker-assisted or other form of cashless or net exercise program implemented by the Company in connection with this Plan or an individual Award;
(c)by any combination of the foregoing; or
(d)by any other method of payment as is permitted by applicable law.
Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars.
12.GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs or Performance Awards. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The maximum number of Shares of Common Stock subject to Awards granted during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year, will not exceed one million five-hundred thousand dollars ($1,500,000) in total value, (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
12.1.Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2.Vesting, Exercisability and Settlement. Except as set forth in Section 2.6 and 21, Awards shall vest, be exercisable and be settled as determined by the Board. With respect to Options and SARs, the Exercise Price granted to Non-Employee Directors shall be not less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.3.Election to receive Awards in Lieu of Cash. To the extent approved by the Board, a Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or in a combination thereof, as determined by the Board. Such Awards shall be issued under this Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.
13.WITHHOLDING TAXES.
13.1.Withholding Generally. Prior to any relevant taxable or tax withholding event, as applicable, in connection with Awards granted under this Plan, the Company may require the Participant to make adequate arrangements satisfactory to the Company or, if different, the Participant’s employer or the Parent, Subsidiary or Affiliate to which the Participant provides Service, to satisfy all Tax-Related Items prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy all applicable Tax-Related Items or any other tax liability legally applicable to the Participant.
13.2.Withholding Methods. Except as otherwise set forth in the Award Agreement, the Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or a number Shares, (iii) delivering to the Company a number of Shares or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.
14.TRANSFERABILITY.
14.1.Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2 and otherwise consistent with the requirements to permit resales under the Form S-8, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all Awards except ISOs, by a Permitted Transferee.
14.2.Beneficiaries. Unless otherwise determined by the Committee, each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by such Participant in writing with the Company during such Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at such Participant’s death shall be paid to or exercised by such Participant’s executor, administrator, or legal representative.

15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1.Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions shall be accrued and paid only at such time if any, as such Unvested Shares become vested Shares.
16.CERTIFICATES/ELECTRONIC DELIVERY. All Shares or other securities delivered under this Plan, whether or not certificated and including Shares or other securities delivered electronically, will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.EXCHANGE AND BUYOUT OF AWARDS. An Exchange Program, including but not limited to any repricing of Options or SARs and cancellation of regrant of Awards, is not permitted without prior stockholder approval.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will (a) form or amend a Service agreement, (b) confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or (c) limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time (subject to compliance with applicable law).
21.CORPORATE TRANSACTIONS.
21.1.Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under this Plan shall be subject to the documentation evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction.
(a)The continuation of an outstanding Award by the Company (if the Company is the successor entity).
(b)The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the Exercise Price and the number and nature of Shares issuable upon exercise of any such Option or SAR, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.
(c)The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of an equivalent award with substantially the same terms for such outstanding Award (except that the Exercise Price and the number and nature of Shares issuable upon exercise of any such Option or SAR, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).
(d)A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its Parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments, may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested, and such payment may be subject to vesting based on the Participant’s continuing employment or Service, provided that such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.
The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. Notwithstanding the foregoing, solely upon a Corporate Transaction in which the successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction notwithstanding any other provision in this Plan to the contrary, and unless otherwise determined by the Committee, all Awards granted under this Plan shall accelerate in full as of the time of consummation of the Corporate Transaction. In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2.Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.
21.3.Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors and outstanding at such time shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
21.4.Release of Claims. In connection with a Corporate Transaction, the Committee may require that the Award holder provide a release of claims as a condition of receipt of any cash-out payment or other transaction consideration, or any continued, assumed or substituted Award.
22.ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan, as amended and restated, is adopted by the Board.
23.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Amendment and Restatement Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).
24.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
25.NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company.

27.ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards held by an executive officer shall be subject to clawback, recoupment or forfeiture (i) to the extent that such executive officer is determined to have engaged in fraud or intentional illegal conduct materially contributing to a financial restatement, as determined by the Board in its sole discretion, (ii) as provided under any clawback, recoupment or forfeiture policy adopted by the Board or (iii) required by law. Such clawback, recoupment or forfeiture policy, in addition to any other remedies available under applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1.“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
28.2.“Amendment and Restatement Effective Date” means the date the Plan, as amended and restated, is approved by the stockholders of the Company at the Company’s 2025 annual stockholders meeting.
28.3.“Award” means any award under this Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
28.4.“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.5.“Board” means the Board of Directors of the Company.
28.6.“Cause” means (except as otherwise set forth in an Award Agreement) termination of the Participant’s Service on the basis of the Participant’s conviction (or a plea of nolo contendere) of fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Participant at the expense of the Company or any Subsidiary.
28.7.“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.8.“Committee” means the Compensation Committee of the Board or those person(s) to whom administration of this Plan, or part of this Plan, has been delegated as permitted by law (which may include a committee of one member of the Board).
28.9.“Common Stock” means the common stock of the Company.
28.10.“Company” means Dexcom, Inc., or any successor corporation.
28.11.“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.12.“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale, transfer or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding Shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
Notwithstanding the foregoing, a Corporate Transaction shall not be deemed to result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction the sole purpose of which is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
28.13.“Director” means a member of the Board.
28.14.“Disability” means in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
28.15.“Effective Date” means the date the Plan was originally approved by the stockholders of the Company, which is the date of the annual meeting of stockholders of the Company held in 2015.
28.16.“Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
28.17.“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.18.“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the Exercise Price of an outstanding Award is increased or reduced.

28.19.“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.20.“Fair Market Value” means, as of any date, the value of a Share determined as follows:
(a)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b)if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c)if none of the foregoing is applicable, by the Board or the Committee in good faith.
28.21.“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
28.22.“IRS” means the United States Internal Revenue Service.
28.23.“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
28.24.“Option” means an award of an option to purchase Shares pursuant to Section 5.
28.25.“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.26.“Participant” means a person who holds an Award under this Plan.
28.27.“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of this Plan.
28.28.“Performance Factors” means any of the metrics or factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied.
(a)Profit Before Tax;
(b)Billings;
(c)Revenue;
(d)Net revenue;
(e)Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, or as otherwise adjusted);
(f)Operating income;
(g)Operating margin;

(h)Operating profit;
(i)Controllable operating profit, or net operating profit;
(j)Net Profit;
(k)Gross margin;
(l)Operating expenses or operating expenses as a percentage of revenue;
(m)Net income;
(n)Earnings per share;
(o)Total stockholder return;
(p)Market share;
(q)Return on assets or net assets;
(r)The Company’s stock price;
(s)Growth in stockholder value relative to a pre-determined index;
(t)Return on equity;
(u)Return on invested capital;
(v)Cash Flow (including free cash flow or operating cash flows);
(w)Cash conversion cycle;
(x)Economic value added;
(y)Individual confidential business objectives;
(z)Contract awards or backlog;
(aa)Overhead or other expense reduction;
(bb)Credit rating;
(cc)Strategic plan development and implementation;
(dd)Succession plan development and implementation;
(ee)Improvement in workforce diversity;
(ff)Customer indicators;
(gg)New product invention or innovation;
(hh)Attainment of research and development milestones;

(ii)Improvements in productivity;
(jj)Bookings;
(kk)Attainment of objective operating goals and employee metrics; and
(ll)Any other metric that is capable of measurement as determined by the Committee.
28.29.“Performance Period” means the period of Service determined by the Committee during which years of Service or performance is to be measured for the Award.
28.30.“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of this Plan.
28.31.“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.32.“Person” shall have the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act.
28.33.“Plan” means this DexCom, Inc. 2015 Equity Incentive Plan, as amended.
28.34.“Purchase Price” means the price to be paid for Shares acquired under this Plan, other than Shares acquired upon exercise of an Option or SAR.
28.35.“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of this Plan, or issued pursuant to the early exercise of an Option.
28.36.“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of this Plan.
28.37.“SEC” means the United States Securities and Exchange Commission.
28.38.“Securities Act” means the United States Securities Act of 1933, as amended.

28.39.“Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate of the Company, subject to such further limitations as may be set forth in this Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (i) medical leave, (ii) military leave, or (iii) any other leave of absence approved by the Company. In the case of any Employee on an approved leave of absence, Awards shall not vest during such leave of absence, except as (A) may be required by applicable law, or (B) as otherwise provided by the Committee or the Company in writing. No fractional shares may be issued. In the event of military leave, if required by applicable laws, vesting shall continue for not less than the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this Section 28.39, a Participant shall be considered to have terminated Service as of the date he or she ceases to provide active Service (regardless of the reason for the termination and whether the termination is later found to be invalid or in breach of local employment laws in the jurisdiction where the Participant is providing Service or the terms of the Participant’s Service agreement, if any) and Service shall not be extended by any notice period, period of garden leave, or similar period mandated by local law or the Participant’s Service agreement (if any), provided however, that a change in a Participant’s status from an Employee to a Consultant or advisor shall not be treated as a termination of the Participant’s active Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services (including whether the Participant may still be considered to be providing Service while on a leave of absence) and the effective date on which the Participant ceased to provide Services.
28.40.“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.
28.41.“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of this Plan.
28.42.“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of this Plan.
28.43.“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.44.“Tax-Related Items” shall mean any or all income tax, social insurance contributions, payroll tax, payment on account or other tax-related items arising in connection with a Participant’s participation in the Plan and legally applicable to the Participant.
28.45.“Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.46.“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).